UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2010

Emmis Communications Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Emmis Plaza, 40 Monument Circle Suite 700, Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 317-266-0100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 24, 2010, Emmis Communications Corporation (“Emmis”) entered into an agreement with Bose McKinney & Evans, LLP (“Bose”) and JS Acquisition, LLC, a company wholly-owned by Emmis’ Chairman and CEO Jeffrey H. Smulyan ( “JSA”) for the purpose of coordinating the prosecution of certain litigation (the “Litigation”) by JSA against Alden Global Distressed Opportunities Master Fund, L.P., Alden Global Value Recovery Master Fund, L.P., and Alden Media Holdings, LLC (collectively, “Alden”) relating to the going private transaction in which Emmis, JSA and Alden participated earlier this year. Under the terms of the agreement, Bose is representing both Emmis and JSA in connection with the Litigation. Emmis has agreed to initially invest up to $200,000 in support of the prosecution of JSA’s claim in exchange for first recoupment of 150% of the amount invested from any JSA recovery. The investment by Emmis was unanimously approved by Emmis’ Board of Directors, including all of its independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: December 27, 2010

By: /s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President, General Counsel
and Secretary